EXHIBIT 10.16

                      FORM OF SUBSCRIPTION AGENT AGREEMENT


                                                               November __, 2001



American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038


Ladies and Gentlemen:

         In connection with your appointment as Subscription Agent in the transaction described herein, First Leesport Bancorp, Inc. (the Company), hereby confirms its arrangements with you as follows:

         1. Rights Offering - The Company is offering (the "Rights Offering") to the holders of shares of its Common Stock, par value $5.00 per share ("Common Stock"), on November 9, 2001 (the "Record Date"), the right ("Rights") to subscribe for one (1) share of Common Stock. Except as set forth under Paragraphs 7 and 8 below, Rights shall cease to be exercisable at 5:00 p.m., Eastern Time, on December 12, 2001 or such later date of which the Company notifies you orally and confirms in writing (the "Expiration Date"). One (1) Right is being issued for each two (2) shares of Common Stock held on the Record Date. One (1) Right and payment in full of the subscription price of $_______ (the "Subscription Price") are required to subscribe for one share of Common Stock. Rights are evidenced by non-transferable subscription certificates in registered form ("Subscription Certificates"). Each holder of Subscription Certificate(s) who exercises the holder's right to subscribe for all shares of Common Stock that can be subscribed for with the Rights evidenced by such Subscription Certificate(s) (the "Basic Subscription Right") will have the right to subscribe for additional shares of Common Stock, if any, available as a result of any unexercised Rights (such additional subscription right being referred to hereafter as the "Oversubscription Privilege"). The Rights Offering will be conducted in the manner and upon the terms set forth in the Company's Prospectus dated November 9, 2001 (the "Prospectus"), which is incorporated herein by reference and made a part hereof as if set forth in full herein.

         2. Appointment of Subscription Agent - You are hereby appointed as Subscription Agent to effect the Rights offering in accordance with the Prospectus. Each reference to you in this letter is to you in your capacity as Subscription Agent unless the context indicates otherwise.

         3. Delivery of Documents - Enclosed herewith are the following, the receipt of which you acknowledge by your execution hereof:

             (a)  a copy of the Prospectus;

             (b)  the form of Subscription Certificate (with instructions);




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             (c)  resolutions adopted by the Board of Directors of the Company in connection with the Rights Offering, certified by the Secretary of the Company; and

             (d)  Notice of Guaranteed Delivery.

         As soon as is reasonably practical, you shall mail or cause to be mailed to each holder of Common Stock at the close of business on the Record Date a Subscription Certificate evidencing the Rights to which such holder is entitled, a Notice of Guaranteed Delivery, a Prospectus and an envelope addressed to you. Prior to mailing, the Company will provide you with blank Subscription Certificates which you will prepare and issue in the names of holders of Common Shares of record at the close of business on the Record Date and for the number of Rights to which they are entitled. The Company will also provide you with a sufficient number of copies of each of the documents to be mailed with the Subscription Certificates.

         4.  Subscription Procedure -

             (a) Upon your receipt prior to 5:00 p.m., Eastern Time, on the Expiration Date (by mail or delivery), as Subscription Agent, of (i) any Subscription Certificate completed and endorsed for exercise, as provided on the reverse side of the Subscription Certificate (except as provided in paragraph 6 hereof), and (ii) payment in full of the Subscription Price in U.S. funds by check, bank draft, wire transfer or money order (without deduction for bank service charges or otherwise) to the order of American Stock Transfer & Trust Company, you shall as soon as practicable after the Expiration Date, but after performing the procedures described in subparagraphs (b) and (c) below, mail to the subscriber's registered address on the books of the Company certificates representing the securities underlying each share of Common Stock duly subscribed for (pursuant to the Basic Subscription Right and the Oversubscription Privilege) and furnish a list of all such information to the Company.

             (b) As soon as practicable after the Expiration Date you shall calculate the number of shares of Common Stock to which each subscriber is entitled pursuant to the Oversubscription Privilege. The Oversubscription Privilege may only be exercised by holders who subscribe to all the shares of Common Stock that can be subscribed for under the Basic Subscription Right. The shares of Common Stock available for additional subscriptions will be those that have not been subscribed and paid for pursuant to the Basic Subscription Right (the "Remaining Shares of Common Stock"). Where there are sufficient Remaining Shares of Common Stock to satisfy all additional subscriptions by holders exercising their rights under the Oversubscription Privilege, each holder shall be allotted the number of Remaining Shares of Common Stock subscribed for. If the aggregate number of shares of Common Stock subscribed for under the Oversubscription Privilege exceeds the number of Remaining Shares of Common Stock, the number of Remaining shares of Common Stock allotted to each participant in the Oversubscription Privilege shall be the product (disregarding fractions) obtained by multiplying the number of Remaining Shares of Common Stock by a fraction of which the numerator is the number of shares of Common Stock subscribed for by that participant under the Oversubscription Privilege and the denominator is the aggregate number of Remaining Shares of Common Stock subscribed for by all participants under the Oversubscription Privilege.

             (c) Upon calculating the number of shares of Common Stock to which each subscriber is entitled pursuant to the Oversubscription Privilege and the amount overpaid, if any, by each subscriber, you shall, as soon as practicable,


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furnish a list of all such information to the Company.

             (d) Upon calculating the number of shares of Common Stock to which each subscriber is entitled pursuant to the Oversubscription Privilege and assuming payment for the additional shares of Common Stock subscribed for has been delivered, you shall mail, as contemplated in subparagraph (a) above, the certificates representing the additional securities which the subscriber has been allotted. If a lesser number of shares of Common Stock is allotted to a subscriber under the Oversubscription Privilege than the subscriber has tendered payment for, you shall remit the difference to the subscriber without interest or deduction at the same time as certificates representing the securities allotted pursuant to the Oversubscription Privilege are mailed.

         (e) Funds received by you pursuant to the Basic Subscription Right and the Oversubscription Privilege shall be held by you in a segregated account. Upon mailing certificates representing the securities and refunding subscribers for additional shares of Common Stock subscribed for but not allocated, if any, you shall promptly remit to the Company all funds received in payment of the Subscription Price for shares of Common Stock sold in the Rights Offering.

         5. Defective Exercise of Rights Lost Subscription Certificates - The Company shall have the absolute right to reject any defective exercise of Rights or to waive any defect in exercise. Unless requested to do so by the Company, you shall not be under any duty to give notification to holders of Subscription Certificates of any defects or irregularities in subscriptions. Subscriptions will not be deemed to have been made until any such defects or irregularities have been cured or waived within such time as the Company shall determine. You shall as soon as practicable return Subscription Certificates with the defects or irregularities which have not been cured or waived to the holder of the Rights. If any Subscription Certificate is alleged to have been lost, stolen or destroyed, you should follow the same procedures followed for lost stock certificates representing Common Stock you use in your capacity as transfer agent for the Company's Common Stock.

         6. Late Delivery - If prior to 5:00 p.m., Eastern Time, on the Expiration Date you receive (i) payment in full of the Subscription Price for the shares of Common Stock being subscribed for and (ii) a guarantee notice substantially in the form of the Notice of Guaranteed Delivery delivered with the Subscription Certificate, from a financial institution having an office or correspondent in the United States, or a member firm of any registered United States national securities exchange or of the National Association of Securities Dealers, Inc. stating the certificate number of the Subscription Certificate relating to the Rights, the name and address of the exercising subscriber, the number of Rights represented by the Subscription Certificate held by such exercising subscriber, the number of shares of Common Stock being subscribed for pursuant to the Rights and guaranteeing the delivery to you of the Subscription Certificate evidencing such Rights within two business days following the date of the Notice of Guaranteed Delivery, then the Rights may be exercised even though the Subscription Certificate was not delivered to you prior to 5:00 p.m., New York City time, on the Expiration Date, provided that within two business days following the date of the Notice of Guaranteed Delivery you receive the properly completed Subscription Certificate evidencing the Rights being exercised, with signatures guaranteed if required.



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         7. Delivery - You shall deliver to the Company the exercised
Subscription Certificates in accordance with written directions received from the Company and shall deliver to the subscribers who have duly exercised Rights at their registered addresses certificates representing the securities subscribed for as instructed on the reverse side of the Subscription Certificates.

         8. Reports - You shall notify the Company by telephone on and before the close of business on each business day during the period commencing 5 business days after the mailing of the Rights and ending at the Expiration Date (and in the case of guaranteed deliveries ending three business days after the Expiration Date) (a "daily notice"), which notice shall thereafter be confirmed in writing, of (i) the number of Rights exercised on the day covered by such daily notice, (ii) the number of Rights subject to guaranteed exercises on the day covered by such daily notice, (iii) the number of Rights for which defective exercises have been received on the day covered by such daily notice, and (iv) the cumulative total of the information set forth in clauses (i) through (iii) above. At or before 5:00 p.m., New York City time, on the first business day following the Expiration Date you shall certify in writing to the Company the cumulative total through the Expiration Date of all the information set forth in clauses (i) through (iii) above. At or before 10:00 a.m., New York City time, on the fifth business day following the Expiration Date you will execute and deliver to the Company a certificate setting forth the number of Rights exercised pursuant to a Notice of Guaranteed Delivery and as to which Subscription Certificates have been timely received. You shall also maintain and update a listing of holders who have fully or partially exercised their Rights, holders who have transferred their Rights and their transferees, and holders who have not exercised their Rights. You shall provide the Company or its designees with such information compiled by you pursuant to this paragraph 8 as any of them shall request.

         9. Future Instructions - With respect to notices or instructions to be provided by the Company hereunder, you may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Company:

         10. Payment of Expenses - The Company will pay you compensation for acting in your capacity as Subscription Agent hereunder in the amount of $___________ plus your reasonable out-of-pocket expenses.

         11. Counsel - You may consult with counsel satisfactory to you, which may be counsel to the Company, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice an opinion of such counsel.

         12. Indemnification - The Company covenants and agrees to indemnify and hold you harmless against any costs, expenses (including reasonable fees of legal counsel), losses or damages, which may be paid, incurred or suffered by or to which you may become subject arising from or out of, directly or indirectly, any claim or liability resulting from your actions as Subscription Agent pursuant hereto; provided that such covenant and agreement does not extend to such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own gross negligence, misconduct or bad faith or that of any employees, agents or independent contractors used by you in connection with performance of your duties as Subscription Agent hereunder.



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         13. Notices - Unless otherwise provided herein, all reports, notices and other communications required or permitted to be given hereunder shall be in writing and delivered by hand or confirmed telecopy or by first class U.S. mail, postage prepaid, shall be deemed given if by hand or telecopy, upon receipt or if by U.S. mail, three business days after deposit in the U.S. mail and shall be addressed as follows

             (a)  If to the Company, to:

                  First Leesport Bancorp, Inc.
                  1240 Broadcasting Road
                  Wyomissing, Pennsylvania  19610
                  Attention: Corporate Secretary
                  Telephone: (610) 208-0966 Ext. 211
                  Telecopy:  (610) 372-5705


             (b)  If to you, to:

                  American Stock Transfer & Trust Company
                  59 Maiden Lane
                  New York, N.Y. 10038
                  Attention: George Karfunkel
                  Telephone: (718) 921-8200
                  Telecopy:  (718) 236-4588

         If the foregoing terms accurately summarizes our understanding, please date and sign the enclosed duplicate copy of this letter on behalf of American Stock Transfer & Trust Company.

                                             Very truly yours,

                                             FIRST LEESPORT BANCORP, INC.



                                             By:
                                                --------------------------------
                                                Raymond H. Melcher, Jr.
                                                Chairman of the Board, President
                                                 and Chief Executive Officer

Agreed and accepted this ___ day of November, 2001.
AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
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